EXHIBIT 5.1

                                  July 31, 1996

Midstream Combination Corp.
1301 McKinney
Houston, Texas  77010

Ladies and Gentlemen:

          With reference to the Registration Statement on Form S-4 to be filed by Midstream Combination Corp., a Delaware corporation ("Midstream"), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 33,928,605 shares of Midstream Common Stock (the "Shares") to be issued in connection with the transactions contemplated by the Combination Agreement and Plan of Merger dated as of May 22, 1996, by and among NGC Corporation, Chevron U.S.A. Inc. and Midstream (the "Combination Agreement"), which Combination Agreement is described therein and filed as an exhibit thereto:

          We are of the opinion that the Shares have been duly authorized and, when issued in accordance with the Combination Agreement, will be legally issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein.

                                                     Very truly yours,



                                                 PILLSBURY MADISON & SUTRO LLP